UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 12, 2009
Date of Report (Date of earliest event reported)
InterMune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3280 Bayshore Blvd., Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
     On January 12, 2009, InterMune, Inc. (“InterMune”) issued a press release reporting top-line results from all six completed dosage cohorts of its Phase 1b clinical trial of ITMN-191 (R7227) in combination with standard-of-care Pegasys® (peginterferon alfa-2a) and Copegus® (ribavirin) for 14 days of treatment in hepatitis C virus (HCV) treatment-naïve patients infected with HCV genotype 1. ITMN-191 is being developed in collaboration with Roche (SWX: ROG). Viral kinetic performance and safety results were reported for three cohorts each of ITMN-191 given every 12 hours (q12h) and every eight hours (q8h).
Viral Kinetic Performance
     After 14 days of triple combination therapy, the median change in HCV RNA from baseline exceeded 5 logs in five of the six cohorts and was -5.4 log and -5.7 log in the best performing q12h and q8h cohorts, respectively. Considering all cohorts, HCV RNA was below the limit of quantification in nearly three-quarters (71%, or 32 of 45) of patients who received treatment with ITMN-191 after only 14 days of treatment. In all q12h and q8h cohorts, reductions in HCV RNA occurred rapidly and there was no evidence of viral rebound during ITMN-191 treatment.
Safety and Tolerability Profile
     ITMN-191 was generally safe and well tolerated.  There were no serious adverse events (SAE) or Grade 4 adverse events (AEs) during treatment with ITMN-191. AEs reported during study treatment (ITMN-191 or placebo) were predominantly mild to moderate in severity, typically consistent with the well-described AE profile of standard of care (SOC) and none led to treatment discontinuation.
     Only four Grade 3 AEs were reported during study treatment, two of which (sciatica and back pain) were deemed by the investigator to be unrelated to ITMN-191. The other two were neutropenia and indirect bilirubin elevation. Neutropenia occurred with a similar pattern, frequency and severity in the placebo and ITMN-191 groups.  Minor and transient elevations in indirect bilirubin levels were observed in a small number of placebo and ITMN-191 patients and were deemed not clinically significant by the investigator.  There were no other laboratory or ECG findings during study treatment that were attributable to ITMN-191.

Summary of Viral Kinetic Assessments Following 14 Days of Treatment

		Median Change
		HCV RNA at	BLQ	BLD
		EOT[1,2] Log10	(<25 IU/mL)	(<9.3 IU/mL)
Dose	N	(IU/mL)	(%)	(%)
Placebo	12	–2.2	1/12 (8%)	0/12 (0%)
100 mg q8h	8	–5.5	6/8 (75%)	1/8 (13%)
200 mg q8h	8	–5.7	7/8 (88%)	4/8 (50%)
300 mg q8h	7	–5.6	5/7 (71%)	4/7 (57%)
400 mg q12h	7	–4.7	4/7 (57%)	1/7 (14%)
600 mg q12h	8	–5.4	6/8 (75%)	1/8 (13%)
900 mg q12h	7	–5.3	4/7 (57%)	1/7 (14%)

[1]	EOT = End of Treatment

[2]	Values below Limit of Quantification (LOQ) of 25 IU/mL were assigned value of 1.236 log10; values below Limit of Detection (LOD) of 9.3 IU/mL were assigned value of 0.667 log10
     A chart of the median log10 HCV RNA changes from baseline to Day 14 for each dose cohort is available on the investor relations page of InterMune’s corporate website at www.intermune.com.
Phase 1b Triple Combination Trial Design
     The Phase 1b randomized, double-blind, placebo-controlled, 14-day triple combination study in treatment-naïve patients chronically infected with HCV genotype 1 was designed to inform the dose selection and study design of the ITMN-191 Phase 2 program. The study objectives were to assess the safety, pharmacokinetic and viral kinetic effects of various doses and regimens of ITMN-191 for 14 days in combination with Pegasys and Copegus compared to treatment with Pegasys and Copegus alone. Patient follow-up continues for 30 days following the completion of study treatment.
Phase 2b Trial
     The ITMN-191 Phase 2b study, which will study both q12h and q8h regimens and both 12 and 24-week treatment durations, is anticipated to begin in the second quarter of 2009.
INFORM-1 Progress (All-oral STAT-C study)
     In November 2008, Roche, InterMune and Pharmasset, Inc. initiated the first all-oral combination study of direct anti-virals in the absence of interferon or ribavirin, known as the

INFORM-1 study. That study has completed the first dose cohort. Results of INFORM-1 are expected to be reported at a major medical conference in the second quarter of this year.
CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by those sections. The forward-looking statements reflect InterMune’s judgment and involve risks and uncertainties as of the date of this Report, including without limitation the statements related to anticipated product development timelines. All forward-looking statements and other information included in this Report are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2009	INTERMUNE, INC.
	By:	/s/ Daniel G. Welch
Daniel G. Welch
Chairman, Chief Executive Officer and President